UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2011

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 24, 2011, the Board of Directors (the “Board” ) of Wesco Aircraft Holdings, Inc. (the “Company”) voted to increase the size of the Board by one, bringing the total number of directors to nine. In connection therewith, the Board also appointed Jay L. Haberland as a director to fill the newly formed Board position, effective immediately. Mr. Haberland will serve as a Class I director, with his initial term expiring at the Company’s 2012 Annual Meeting of Stockholders.

The Board also appointed Mr. Haberland to serve on the Audit Committee of the Board (the “Audit Committee”), as a replacement for Adam J. Palmer. Accordingly, the Company will have a majority of independent directors on the Audit Committee within 90 days after the effectiveness of the registration statement filed in connection with its initial public offering as required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Rule 10A-3”), and the rules of the New York Stock Exchange (“NYSE”). Mr. Palmer will continue to serve as a member of the Board.

Mr. Haberland retired from United Technologies Corporation (“UTC”), a publicly traded provider of high technology products and services to the building and aerospace industries, in 2008 after over 14 years of service at the company. During his 14 years at UTC, Mr. Haberland held various senior management positions, including Vice President of Business Controls from 2003 until 2008, Vice President Finance and Chief Financial Officer for Sikorsky Aircraft Corporation, a subsidiary of UTC, from 1999 until 2003, Vice President and Controller from 1996 until 1999, Acting Chief Financial Officer from 1997 until 1998 and Director of Internal Audit from 1994 until 1996. Prior to joining UTC, he served in a variety of capacities at The Black & Decker Corporation (now Stanley Black & Decker) (“Black & Decker”) from 1986 until 1994, including Vice President of Finance and Chief Financial Officer of the Commercial and Industrial Group, Vice President & General Auditor and Director of Internal Audit for Emhart Corporation, a manufacturing company that was acquired by Black & Decker. Mr. Haberland began his career at Price Waterhouse (now PricewaterhouseCoopers), where he worked from 1973 until 1986. Mr. Haberland currently serves as a director of Ducommun Incorporated, where he is chairman of the Audit Committee, and is also a member of the board of trustees of Alfred University, where he is chairman of the Audit Committee and the vice chairman of the Finance Committee. Mr. Haberland previously served as a director of the University of Connecticut Health Center, where he was the chair of the Finance Committee, and as a member of the University of Connecticut’s Joint Audit and Compliance Committee. He received an M.S. from Northeastern University and a B.S. from Alfred University, and is a Certified Public Accountant.

The Board has determined that Mr. Haberland is an independent director within the rules of the NYSE and Rule 10A-3, and has also determined that Mr. Haberland is an “audit committee financial expert,” as such term is defined under the applicable regulations of the Securities and Exchange Commission (the “SEC”).

There are no arrangements or understandings between Mr. Haberland and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Haberland and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Haberland will be entitled to the Company’s standard director cash and equity compensation arrangement for non-affiliate directors, which is described in greater detail in the Company’s prospectus dated July 27, 2011, filed with the SEC pursuant to Rule 424(b)(4) (Registration No. 333-173381). In addition, Mr. Haberland has entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1, as amended (Registration No. 333-173381).

A copy of the Company’s press release announcing the appointment of Mr. Haberland to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description

99.1	Press Release, issued by the Company on October 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2011	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, issued by the Company on October 24, 2011